AMENDMENT NO. 5 TO
                           RAMTRON INTERNATIONAL CORPORATION
                                 1995 STOCK OPTION PLAN


Ramtron International Corporation's 1995 Stock Option Plan (the "Plan") shall be amended as follows:

The text of Section 3 of the Plan, entitled "Shares Reserved," is hereby amended to state the following:

     "The maximum aggregate number of Shares reserved for issuance pursuant to the Plan shall be 5,000,000 Shares or the number of shares of stock to which such Shares shall be adjusted as provided in Section 10 of the Plan . . ."

Dated:  May 31, 2001